UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 15, 2016

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
125 North Drive, Westborough, MA 01581
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code    (508) 870-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Kopin Corporation issued a press release on November 18, 2016, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which it announced that on November 15, 2016 it received aNASDAQ Staff Determination letter indicating that the company is not in compliance with the NASDAQ continued listing requirements set forth in Marketplace Rule 5250(c)(1) because it did not timely filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 24, 2016. The NASDAQ letter also indicated that the company's common stock is subject to delisting from The NASDAQ Global Market unless the Company provides a plan within 60 calendar days to NASDAQ Qualifications Panel to regain compliance. In the press release, the Company stated that if it is unable to complete its investigation and file its Form 10-Q within 60 days it will file a plan on how it expects to regain compliance. There can be no assurance that the Company's request for continued listing of its common stock will be granted.

In a Form 8-K filed on November 8, 2016 the Company announced that based upon preliminary findings, it had discovered instances in which an employee at one of its foreign majority-owned subsidiaries, appears to have embezzled money from such subsidiary, that it would not file its Quarterly Report on Form 10-Q for the quarter ended September 24, 2016 until after the completion its investigation.

Item 9.01.    Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press Release dated November 18, 2016, entitled, “Kopin Corporation Receives Notice from NASDAQ Due to Delay in Filing of Form 10-Q”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	November 18, 2016	By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated November 18, 2016, entitled, “Kopin Corporation Receives Notice from NASDAQ Due to Delay in Filing of Form 10-Q”.